UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 3, 2006
ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-2610	87-0227400

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (801) 524-4787
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     We issued a press release on June 29, 2006 announcing the pricing on that date of our public offering of 93,610 Employee Stock Option Appreciation Rights Securities, Series 2006 (the “ESOARS,” and each unit thereof, an “ESOARS Unit”) pursuant to an auction conducted by Zions Direct, Inc., an affiliate of ours. We offered the ESOARS directly to the public. The public offering was made pursuant to an effective registration statement on Form S-3 and a preliminary prospectus supplement, both of which were previously filed with the Securities and Exchange Commission. We expect to receive net proceeds of approximately $340,075 from the offering, based on the public offering price of $7.50 per ESOARS Unit and after deducting offering expenses. The offering is expected to close on Wednesday, July 5, 2006.
     We are furnishing the press release referred to above as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
The following exhibits are being filed as part of this Current Report on Form 8-K:

Exhibit 5.1	Legal opinion of Mayer, Brown, Rowe & Maw LLP dated July 3, 2006, as to the legality of the ESOARS

Exhibit 5.2	Legal opinion of Callister Nebeker & McCullough dated July 3, 2006, as to matters of Utah law

Exhibit 8.1	Legal opinion of Mayer, Brown, Rowe & Maw LLP dated July 3, 2006, as to tax matters

Exhibit 23.1	Consent of Mayer, Brown, Rowe & Maw LLP (contained in Exhibits 5.1 and 8.1 herewith)

Exhibit 23.2	Consent of Callister Nebeker & McCullough (contained in Exhibit 5.2 herewith)
The following exhibit is being furnished as part of this Current Report on Form 8-K:

Exhibit 99.1	Press release of Zions Bancorporation dated June 29, 2006 announcing the pricing of the ESOARS Units

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIONS BANCORPORATION

Date: July 3, 2006	/s/ Thomas E. Laursen

	Name:	Thomas E. Laursen
	Title:	Executive Vice President General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Legal opinion of Mayer, Brown, Rowe & Maw LLP dated July 3, 2006, as to the legality of the ESOARS

5.2	Legal opinion of Callister Nebeker & McCullough dated July 3, 2006, as to matters of Utah law

8.1	Legal opinion of Mayer, Brown, Rowe & Maw LLP dated July 3, 2006, as to tax matters

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (contained in Exhibits 5.1 and 8.1 herewith)

23.2	Consent of Callister Nebeker & McCullough (contained in Exhibit 5.2 herewith)

99.1	Press release of Zions Bancorporation dated June 29, 2006 announcing the pricing of the ESOARS Units